                                                                   Exhibit 10.25

                             PREVIEW TRAVEL, INC.
                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement (the "Agreement") is dated effective as of July
                                     ---------
27, 1999 (the "Effective Date"), by and between Christopher E. Clouser
               --------------
("Employee") and Preview Travel, Inc., a Delaware corporation (the "Company").
----------                                                          -------

     1.  Term of Agreement.  This Agreement shall commence on the date hereof
         -----------------
and, subject to the provisions hereof, shall have a term of two years from the Effective Date of the Agreement as set forth above (the "Original Term").
                                                         -------------
Employee's employment shall commence on the Effective Date.

     2.  Duties.
         ------

          (a)   Position.  Employee shall be employed as President and Chief
                --------
Executive Officer and will report to the Company's Board of Directors. Employee shall also be appointed or elected a director of the Company. So long as there is no Change of Control as defined in paragraph 4(b) and so long as he remains an employee of the Company, the Company shall recommend the election of Employee annually as a director. The Company shall also recommend Employee's appointment or election as a director of NewsNet Central Inc.

          (b)   Obligations to the Company.  Employee agrees to the best of his
                --------------------------
ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Employee pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. During the term of Employee's employment relationship with the Company, Employee further agrees that he will devote substantially all of his business time and attention to the business of the Company. So long as such activities do not interfere with Employee's obligations under this Agreement, Employee may serve as a member of Boards of Directors of privately and publicly held companies, hold ownership interests in privately held companies, accept speaking or presentation engagements in exchange for honoraria, serve on boards of charitable organizations, and own no more than 5 % of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange or the Nasdaq National Market. Except as provided in the previous sentence, Employee will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors. Employee will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Employee will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Employee's employment.

     3.  At-Will Employment.  The Company and Employee acknowledge that
         ------------------
Employee's employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement.

     4.  Compensation.  In consideration for the duties and services to be
         ------------
performed by Employee hereunder, the Company shall pay Employee, and Employee agrees to accept, the salary, stock options, bonuses and other benefits described below in this Section 4.

          (a)   Salary.  Employee shall receive a monthly salary of $20,833,
                ------
which is equivalent to $250,000 on an annualized basis. Employee's monthly salary will be payable pursuant to the Company's normal payroll practices. In the event this Agreement is extended beyond the Original Term, the base salary shall be reviewed at the time of such extension by the Board or its Compensation Committee, and any change will be effective as of the date determined appropriate by the Board or its Compensation Committee. In addition the Company shall pay Employee the amount of $100,000 within ten (10) days of his commencement of work for the Company and shall also pay on Employee's behalf any amounts incurred by Employee for insurance coverage under COBRA, which will include disability and health insurance comparable to coverage provided by former employer (Northwest Airlines).

          (b)   Stock Options and Other Incentive Programs.  In connection with
                ------------------------------------------
the commencement of Employee's employment, the Board of Directors shall grant to Employee an option to purchase 500,000 shares of the Company's Common Stock

("Shares") with an exercise price equal to the closing sales price of the Common
--------
Stock on the Nasdaq National Market on the date of the grant. The 500,000 Shares shall vest and be exercisable as follows: 1) a total of 100,000 Shares shall be fully vested as of the commencement of Employee's employment (the "Commencement Date"); 2) an additional 100,000 Shares shall vest on the first anniversary of the Commencement Date (the "Cliff Vesting Shares"); and 3) the remaining 300,000 Shares shall vest at the rate of 8,333 Shares at the end of
each month following the first anniversary of the Commencement Date.    Vesting
will require Employee's continued employment with, or service as a consultant to, the Company. The option will be an incentive stock option to the maximum extent allowed by the Internal Revenue Code of 1986, as amended, and will be subject to the terms of the Company's 1997 Stock Option Plan and the Stock Option Agreement between Employee and the Company. Notwithstanding the foregoing and subject to the provisions of Section 11 below, 50% of the then unvested Shares shall become vested upon the closing of a Change of Control of the Company and 1/12th of the remaining unvested Shares shall vest at the end of each month following such closing. For purposes of this Agreement, "Change of
                                                                     ---------
Control" shall mean the occurrence of any of the following events: (i) the
-------
closing of an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), or (ii) the closing of a sale of all or substantially all of the assets of the Company (collectively, an "Acquisition"), so long as in either case the Company's
                   -----------
stockholders of record immediately prior to such Acquisition will, immediately after such Acquisition, hold less than 50% of the voting power of the surviving or acquiring entity.

          (c)   Bonuses.  During each year of the Original Term, Employee shall
                -------
be paid bonus payments in accordance with the Company's typical bonus payment policies in amounts

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aggregating not less than $150,000 per year (the "Annual Bonus"). In addition to
                                                  ------------
the Annual Bonus, Employee will participate in and, to the extent earned or otherwise payable thereunder, receive periodic incentive cash bonuses pursuant to the incentive bonus programs currently maintained or hereafter established by the Company for its executives generally or pursuant to one or more substantially equivalent programs. Employee's entitlement to incentive bonuses is discretionary and will be determined by the Board or its Compensation Committee in good faith based upon the extent to which Employee's individual performance objectives and the Company's profitability objectives and other financial and nonfinancial objectives were achieved during the applicable bonus period.

          (d)   Additional Benefits.  Employee will be eligible to participate
                -------------------
in the Company's employee benefit plans of general application, including without limitation, the Company's 401(k) plan and those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law to the extent that such coverage does not duplicate benefits that Employee receives under COBRA. Employee will be eligible for vacation and sick leave in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience. Employee will also be entitled to a $500 per month car allowance, subject to applicable tax withholding, as well as a parking space within reasonable proximity to the Company's San Francisco offices.

          (d)   Reimbursement of Expenses.  Employee shall be authorized to
                -------------------------
incur on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

          (e)  Living and Commuting Expenses; Relocation Expenses.  The Company
               --------------------------------------------------
shall provide an appropriate apartment in San Francisco and shall reimburse Employee his reasonable commuting expenses between Minneapolis-St. Paul and the Company's headquarters for a period continuing for 12 months following the effective date of this Agreement, provided, however, that in the event of a Change of Control during such 12-month period, such housing accommodation and travel expense reimbursement shall be continued for 12 months following the Change of Control provided that the Employee remains employed by the Company. The Company shall reimburse Employee his reasonable relocation expenses in connection with moving his residence to the San Francisco Bay area.

     5.  Termination of Employment and Severance Benefits.
         ------------------------------------------------

          (a)   Termination of Employment.  This Agreement may be terminated
                -------------------------
during its Original Term (or any extension thereof) upon the occurrence of any of the following events:

                (i) The Company's determination in good faith that it is terminating Employee for Cause (as defined in Section 7 below) ("Termination for
                                                                 ---------------
Cause");
-----

                (ii) The Company's determination that it is terminating Employee without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination Without Cause"). For
                                        -------------------------
purposes of this Agreement, a Constructive Termination (as defined in Section 6 below) shall, at Employee's option, be treated as a Termination Without Cause;

                (iii) The effective date of a written notice sent to the Company from Employee stating that Employee is electing to terminate his or her employment with the Company ("Voluntary Termination");
                              ---------------------

                (iv) The occurrence of a subsequent Change of Control within 12 months following a Change of Control (a "Second Change of Control"). For
                                         ------------------------
purposes of this Agreement, a Second Change of Control may, at Employee's option, be treated as a Termination Without Cause;

                (v)  Following Employee's death or Disability (as defined in
Section 8 below); or

                (vi) The occurrence of a material breach of this Agreement by the Company that remains uncured thirty (30) days after the Company's receipt of written notice of such breach. In such event, Employee's sole remedy shall be to treat such breach as a Termination Without Cause under this Agreement.

          (b)   Severance Benefits; Consulting Arrangement.  Employee shall be
                ------------------------------------------
entitled to receive severance and other benefits upon termination of employment only as set forth in this Section 5(b):

                (i) Termination Without Cause.  If Employee's employment is
                    -------------------------
terminated under Section 5(a)(ii), 5(a)(iv) or 5(a)(vi) above before the end of the Original Term, the Company agrees to retain Employee as a consultant to perform such services (the "Consulting Services") for the Company as may be reasonably requested from time to time by the CEO of the Company (the "Consulting Arrangement"). The term of the Consulting Arrangement shall commence on the effective date of termination and expire on the earlier of (i) the end of the Original Term or (ii) the first anniversary of the closing of a Change of Control. Employee's stock options shall continue to vest during the term of the Consulting Arrangement as described in Section 4(b) above. As consideration for Employee's services under the Consulting Arrangement, the Company shall continue to pay to Employee an amount equal to Employee's monthly salary as set forth in
Section 4(a) and the Annual Bonus, in accordance with the Company's normal employee payroll practices and typical bonus payment policies, during the term of the Consulting Arrangement. If Employee accepts employment as a salaried employee or consultant to another person, company or entity during the term of the Consulting Arrangement, then the Company's obligation to pay the salary and the Annual Bonus shall be reduced by the amount of any salary or other compensation received by Employee from such employment, provided, however, that Employee may elect within 30 days of the commencement of the Consulting Arrangement to receive a lump sum payment equal to 50% of the salary and the minimum Annual Bonus that would otherwise be payable during the term of the Consulting Arrangement ("the Fixed Payment") in lieu of receiving the salary and Annual Bonus over the term of the Consulting Arrangement. In the event that Employee elects to receive the Fixed Payment, the Company shall have no further obligation to pay Employee the salary or the Annual Bonus. If Employee accepts employment as a salaried employee or consultant to another person, company or entity during the term of the Consulting Agreement, then Company shall make all reasonable efforts to minimize its need for his services as consultant and shall make reasonable efforts not to interfere with any other employment of Employee. Health insurance benefits with the same coverage provided to Employee prior to the termination and in all other respects significantly comparable to those in place immediately prior to the termination will be provided at the Company's expense during the term of the Consulting Arrangement. The Company shall also reimburse Employee for reasonable expenses incurred in connection with his services under the Consulting Arrangement.

                (ii) Voluntary Termination; Termination for Cause. If Employee's
                     --------------------------------------------
employment is terminated by Voluntary Termination or Termination for Cause, then Employee shall not be entitled to receive payment of any severance benefits or payments for consulting services. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment, and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

                (iii) Termination by Reason of Death or Disability.  In the
                      --------------------------------------------
event that Employee's employment with the Company terminates as a result of Employee's death or Disability (as defined in Section 8 below), Employee or Employee's estate or representative will receive all salary and unpaid vacation accrued as of the date of Employee's death or Disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law. In addition, Employee's estate or representative will receive the amount of Employee's Annual Bonus for the fiscal year in which the death or Disability occurs to the extent that the bonus has been earned as of the date of Employee's death or Disability, as determined by the Board of Directors or its Compensation Committee based on the specific corporate and individual performance targets established for such fiscal year. Should Employee die before the first anniversary of the Commencement Date, an additional number of Shares equal to the product of 1/12 of the 100,000 Cliff Vesting Shares times the number of months of Employee's employment prior to the date of his death shall become immediately vested and exercisable by his estate or beneficiary.

     6.  Definition of Constructive Termination. For purposes of this
         ---------------------------------------
Agreement, a "Constructive Termination" shall be deemed to occur if (A) there is
              ------------------------
a change in Employee's position with the Company, including his service as a director, causing such position to be of materially reduced stature or responsibility, provided however that if such change occurs following a Change of Control of the Company, and if after the change Employee is reporting to the Chief Executive Officer of the successor company, Employee shall not be entitled to treat such change as a Constructive Termination under this paragraph and (B) within the 45-day period immediately following the change in Employee's position Employee elects to voluntarily terminate his employment with the Company.

     7.  Definition of Cause.  For purposes of this Agreement, "Cause" for
         -------------------                                    -----
Employee's termination will exist at any time after the happening of one or more of the following events:

          (a) Employee's willful misconduct or gross negligence in performance of his duties hereunder, including Employee's refusal to comply in any material respect with the legal directives of the Company's Board of Directors so long as such directives are not inconsistent with the Employee's position and duties, and such refusal to comply is not remedied within 10 working days after written notice from the Board of Directors, which written notice shall state that failure to remedy such conduct may result in Termination for Cause;

          (b) Dishonest or fraudulent conduct, a deliberate attempt to do an injury to the Company, or conviction of a felony; or

          (c) Employee's incurable material breach of any element of the Company's Confidential Information and Invention Assignment Agreement, including without limitation, Employee's theft or other misappropriation of the Company's proprietary information.

     8.  Definition of Disability. For purposes of this Agreement, "Disability"
         ------------------------                                   ----------
shall mean that Employee has been unable to perform his or her duties hereunder as the result of his or her incapacity due to physical or mental illness, and such inability, which continues after its commencement for at least 120 consecutive calendar days or 150 calendar days during any consecutive twelve-month period, is determined to be total and permanent by a physician jointly selected by the Company or its insurers and Employee or to Employee's legal representative (with such agreement on acceptability not to be unreasonably withheld).

     9.  Confidentiality Agreement.  Employee shall sign, or has signed, a
         -------------------------
Confidential Information and Invention Assignment Agreement (the "Confidentiality Agreement") substantially in the form attached hereto as
--------------------------
Exhibit A.  Employee hereby represents and warrants to the Company that he has
---------
complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Employee's employment or consulting relationship with the Company.

     10. Noncompetition Covenant.  Employee hereby agrees that he shall no do
         -----------------------
any of the following without the prior written consent of the Company's Board of
Directors:

          (a)   Compete.  During the term of his employment pursuant to this
                -------
Agreement and the term of his Consulting Arrangement, if any, carry on any business or activity (whether directly or indirectly, as a partner, stockholder, principal, agent, director, affiliate, employee or consultant) which is competitive with the business conducted by the Company (as conducted now or during the term of Employee's employment), nor, engage in any other activities that conflict with Employee's obligations to the Company;

          (b)   Solicit Business.  During the term of his employment pursuant to
                ----------------
this Agreement and the term of his Consulting Arrangement, if any, and for a period of 12 months thereafter, solicit or influence or attempt to influence any customer, client or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company; or

          (c)   Solicit Personnel.  During the term of his employment pursuant
                -----------------
to this Agreement and the term of his Consulting Arrangement, if any, and for a period of 12 months thereafter, solicit or influence or attempt to influence any person employed by the Company to terminate or otherwise cease his or her employment with the Company or become an employee of any competitor of the Company.

     11. Limitation on Stock Option Acceleration Benefits and Payments.  In the
         -------------------------------------------------------------
event that any stock option acceleration benefits or payments or other benefits provided for Employee in this Agreement (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section 11, would be subject to the
              ----
excise tax imposed by Section 4999 of the Code, then such benefits and/or payments shall be payable either:

          (a)   in full, or

          (b) as to such lesser amount which would result in no portion of such benefits and/or payments being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Employee on an after-tax basis, of the greatest amount of benefits and/or payments under the applicable sections of this Agreement, notwithstanding that all or some portion of such benefits and/or payments may be taxable under Section 4999 of the Code. Unless the Company or Employee otherwise agree in writing, any determination required under this
Section 11 shall be made in writing by independent public accountants appointed by Employee and reasonably acceptable to the Company (the "Accountants"), whose
                                                           -----------
determination shall be conclusive and binding upon Employee and the Company for all purposes. For purposes of making the calculations required by this Section 11, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 11. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 11.

    12.  Conflicts.  Each party represents that his or its performance of all
         ---------
the terms of this Agreement will not breach any other agreement to which he/it is a party. Each party has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement.

     13. Successors.  Any successor to the Company (whether direct or indirect
         ----------
and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

    14.   Miscellaneous Provisions.
          ------------------------

          (a) No Duty to Mitigate.  Employee shall not be required to mitigate
              -------------------
the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Employee may receive from any other source.

          (b) Amendments and Waivers.  Any term of this Agreement may be amended
              ----------------------
or waived only with the written consent of the parties.

          (c) Sole Agreement.  This Agreement, including any Exhibits hereto,
              --------------
constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

          (d) Notices.  Any notice required or permitted by this Agreement shall
              -------
be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

          (e) Choice of Law.  The validity, interpretation, construction and
              -------------
performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

          (f) Severability.  If one or more provisions of this Agreement are
              ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (g) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (h) Arbitration.  Any dispute or claim arising out of or in connection
              -----------
with this Agreement will be finally settled by binding arbitration in a neutral location to be mutually agreed by the parties. In the event that the parties cannot agree upon a suitable neutral location, the arbitration hearing shall be held in Chicago, Illinois. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules who is mutually agreeable to the parties. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 14(h) shall not apply to the Confidentiality Agreement.

          (i) Advice of Counsel.  EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES
              -----------------
THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                            [Signature Page Follows]

     The parties have executed this Agreement the date first written above.

                              PREVIEW TRAVEL, INC.


                              By:
                                 -------------------------------------

                              Title:
                                     ---------------------------------

                              Address:  747 Front Street
                                        San Francisco, CA 94111




                              Christopher E. Clouser


                              Signature:
                                         -----------------------------

                              Address:
                                       -------------------------------

                                       -------------------------------

                                   EXHIBIT A
                                   ---------

                              PREVIEW TRAVEL, INC.


                   EMPLOYEE PROPRIETARY INFORMATION AGREEMENT



     This Employee Proprietary Information Agreement (the "Agreement") is made and entered into as of the 27th day of July, 1999, by and between Preview Travel, Inc., a Delaware corporation having its principal place of business at 747 Front Street, San Francisco, California 94111 (the "Company"), and Christopher E. Clouser ("Employee").

     Now, therefore, in consideration and as a condition of Employee's employment or continued employment by the Company and the compensation paid therefor, it is agreed as follows:


     I.  CONFIDENTIALITY

         Employee agrees to keep confidential, except as the Company may otherwise consent in writing, and not to disclose, or make any use of except for the benefit of the Company, at any time either during or subsequent to his or her employment, any trade secrets or confidential information, knowledge or data of the Company, including, but not limited to, that which relates to the Company or the Company's products, software, research, services, development, Assignable Inventions (as hereafter defined), processes, know-how, designs, formulas, test data, purchasing, accounting, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees, or affiliates, that Employee may produce, obtain or otherwise acquire during the course of his or her employment. Employee further agrees not to deliver, reproduce or in any way allow any confidential information to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

                              PREVIEW TRAVEL, INC.



                   EMPLOYEE PROPRIETARY INFORMATION AGREEMENT




   II. CONFLICTING EMPLOYMENT - RETURN OF CONFIDENTIAL MATERIAL

       Employee agrees that, during his or her employment with the Company, Employee will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or that would otherwise conflict with his or her obligations to the Company. In the event of his or her termination of employment with the Company for any reason whatsoever, Employee agrees promptly to surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any confidential information or to his or her employment, and Employee will not take with him or her any confidential information that Employee may produce or obtain access to during the course of his or her employment. In the event of the termination of his or her employment, Employee agrees to sign and deliver the "Termination Certification" attached hereto as Exhibit A. Employee agrees that during the period of his or her employment with the Company, and for two (2) years after the date of termination of his or her employment with the Company he or she will not (i) induce any employee of the Company to leave the employ of the Company or (ii) solicit the business of any client or customer of the Company (other than on behalf of the Company).



  III. ASSIGNMENT OF INVENTIONS

       Employee hereby assigns and transfers to the Company his or her entire right, title and interest in and to all inventions, ideas, improvements, designs and discoveries (the "Inventions"), whether or not patentable and whether or not reduced to practice, made or conceived by Employee (whether made solely by Employee or jointly with others) during the period of his or her employment with the Company that (i) relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company or its subsidiaries,
       (ii) are developed in whole or in part or in part on the Company's time or using the Company's equipment, supplies, facilities or confidential information, or (iii) result from or are suggested by any task assigned to Employee or any work performed by Employee for or on behalf of the Company or its subsidiaries. In the event that Employee believes that he or she is entitled to ownership of an invention pursuant to Section IV hereof, he or she shall notify the Company of such belief on the "Invention Notification" attached hereto as Exhibit B. If the Company agrees that Employee is entitled to such ownership, the President of the Company shall sign the Invention Notification in the space provided.


                              PREVIEW TRAVEL, INC.



                   EMPLOYEE PROPRIETARY INFORMATION AGREEMENT




       Except in such cases as the President of the Company signs the Invention Notification as provided above, Employee agrees that all inventions are the sole property of the Company; provided, however, that this Agreement does not require assignment of an invention that qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

            (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                (2) Result from any work performed by the employee  for the employer.

            (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.



                              PREVIEW TRAVEL, INC.



                   EMPLOYEE PROPRIETARY INFORMATION AGREEMENT




   IV. DISCLOSURE OF INVENTIONS - PATENTS

       Employee agrees that in connection with any invention:

         (a) Employee shall promptly disclose such invention in writing to his or her immediate supervisor at the Company on the Invention Notification, attached hereto as Exhibit B (which shall be received in confidence by the Company), with a copy to the President, regardless of whether Employee believes the invention is protected by Section 2870, in order to permit the Company to claim rights to which it may be entitled under this Agreement .

         (b) Employee shall, at the Company's request, promptly execute a written assignment of title to the Company for any invention required to be assigned by paragraph III ("Assignable Invention"), and Employee will preserve any such Assignable Invention as confidential information of the Company; and

         (c) Upon request, Employee agrees to assist the Company or its nominee (at the Company's expense) during and at any time subsequent to his or her employment in every reasonable way to obtain for the Company's own benefit patents, copyrights and other intellectual property rights for such Assignable Inventions in any and all countries, which Assignable Inventions shall be and remain the sole and exclusive property of the Company or its nominee whether or not patented or copyrighted.

    V. EXECUTION OF DOCUMENTS

       In connection with paragraph IV (c), Employee further agrees to execute, acknowledge and deliver to the Company or its nominee upon request and at the Company's expense all such documents, including applications for patents, copyrights and other intellectual property rights (and registrations thereof) and assignments of inventions, patents, copyrights and other intellectual property rights with respect thereto, as the Company may determine necessary or desirable to apply for and obtain patents, copyrights and other intellectual property rights on such Assignable Inventions in any and all countries and/or to protect the interest of the Company or its nominee in such inventions, patents, copyrights and other intellectual property rights and to vest title thereto in the Company or its nominee.


                              PREVIEW TRAVEL, INC.



                   EMPLOYEE PROPRIETARY INFORMATION AGREEMENT




VI.  MAINTENANCE OF RECORDS

        Employee agrees to keep and maintain adequate and current written records of all inventions made by Employee (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to, and in the case of Assignable Inventions remain the sole property of, the Company at all times.


  VII. PRIOR INVENTIONS

       It is understood that all inventions, if any, patented or unpatented, that Employee made prior to his or her employment by the Company (the "Prior Inventions") are excluded from the scope of this Agreement. To preclude any possible uncertainty,

       Employee has set forth on Exhibit C attached hereto a complete list of all of his or her Prior Inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions that are not the property of a previous employer. Employee represents and covenants that the list is complete and that, if no items are on the list, Employee has no Prior Inventions. Employee agrees to notify the Company in writing before Employee makes any disclosure or performs any work on behalf of the Company that appears to threaten or conflict with proprietary rights Employee claims in any invention or idea. In the event of Employee's failure to give such notice, Employee agrees that Employee will make no claim against the Company with respect to any such invention or idea.

 VIII. OTHER OBLIGATIONS

       Employee acknowledges that the Company, from time to time, may have agreements with other persons or with the U.S. Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. Employee agrees to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.





                              PREVIEW TRAVEL, INC.



                   EMPLOYEE PROPRIETARY INFORMATION AGREEMENT




IX.  TRADE SECRETS OF OTHERS

        Employee represents that his or her performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence or proprietary information, knowledge, or data acquired by Employee in confidence or in trust prior to his or her employment with the Company, and Employee will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. Employee agrees not to enter into any agreement either written or oral in conflict herewith. Employee agrees to indemnify and hold harmless the Company with respect to any claim or loss attributable to any violation by such Employee of any provision of this Section IX.

    X.  MODIFICATION

        This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by Employee and the Company. Employee agrees that any subsequent change or changes in his or her duties, salary or compensation shall not affect the validity or scope of this Agreement.


   XI.  ENTIRE AGREEMENT

        Employee acknowledges receipt of this Agreement, and agrees that, with respect to the subject matter thereof, it is his or her entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof; provided, however, that this Agreement will not be deemed to release Employee from the provisions of any prior written agreement between Employee and the Company pursuant to which Employee entered into covenants not to compete with the Company.

  XII.  AUTHORITY TO ENTER AGREEMENT

        Employee warrants and represents that Employee has the continuing right, power and authority to enter into and perform this Agreement in accordance with its terms, without violating any other agreement, obligation or undertaking.



                              PREVIEW TRAVEL, INC.



                   EMPLOYEE PROPRIETARY INFORMATION AGREEMENT



 XIII.  SEVERABILITY

        In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, such paragraph or provision shall be severed from this

        Agreement and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect.

  XIV.  SUCCESSORS AND ASSIGNS

        This Agreement shall be binding upon Employee's heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.

   XV.  GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of law principles.

  XVI.  COUNTERPARTS

        This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

            EMPLOYEE                         PREVIEW TRAVEL


By:                                   By:
   -----------------------------         ----------------------------
            (Signature)                          (Signature)


Name: Christopher E. Clouser          Name: Alexis E. Macking
      ----------------------                -----------------
             (Printed)                         (Printed)


                                      Title: Human Resources Manager
                                             -----------------------
                                               (Printed)


                              PREVIEW TRAVEL, INC.



                   EMPLOYEE PROPRIETARY INFORMATION AGREEMENT


                                   EXHIBIT A

                                   EXHIBIT A



                           TERMINATION CERTIFICATION


     This is to certify that I do not have in my possession, nor have I failed to return, any records, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment or other property belonging to Preview Travel, Inc., its successors or assigns (the "Company").

     I further certify that I have complied with and will continue to comply with all the terms of the Employee Proprietary Information Agreement (the "Agreement") signed by me with the Company, including the reporting of any inventions (as defined in the Agreement) conceived or made by me covered by the Agreement.

     I further agree that in compliance with the Agreement, I will preserve as confidential any and all confidential information (as defined in the Agreement).



DATE:
     -------------------


--------------------------------------
          Employee Signature


--------------------------------------
     Employee Name (Please Print)


                              PREVIEW TRAVEL, INC.

                   EMPLOYEE PROPRIETARY INFORMATION AGREEMENT


                                   EXHIBIT B

                             INVENTION NOTIFICATION

     This is to notify you that the undersigned has made or conceived an Invention (as defined in the Employee Proprietary Information Agreement between Preview Travel, Inc. (the "Company") and the undersigned (the "Agreement")). A brief description of the Invention is attached.

     [] If I believe that I am entitled to ownership of the Invention or any part thereof, I have checked the box at the beginning of this paragraph and have attached a brief description of the development of the Invention, specifically including information with respect to whether and to what extent the Invention

     (i) relates in any manner to the demonstrably anticipated business, work or research and development of the Company and its subsidiaries,

     (ii) was developed in whole or in part on the Company's time or using the Company's equipment, supplies, facilities or confidential information (as de fined in the Agreement), or

     (iii) results from or was suggested by any task assigned to me or work performed by me for or on behalf of the Company or its subsidiaries.

     I understand that, if the President of the Company counter-signs this letter to indicate his agreement that the Company does not own the Invention, he does so on the basis of, and conditioned upon the accuracy and completeness of, both the above-mentioned brief description of the Invention and the above-mentioned brief description of the development of the Invention.

DATE:
     ----------------------           ------------------------------------
                                               Employee Signature

                                      ------------------------------------
                                          Employee Name (Please Print)

     By my signature, I agree on behalf of the Company that, subject to the conditions described above, the Company does not claim ownership of the Invention to which this Invention Notification relates.

                         SIGN ONLY IF THE COMPANY DOES NOT
                              ----                --------
                         CLAIM OWNERSHIP OF THE INVENTION

DATE:
     ----------------------
                                  President - Preview Travel, Inc.

*Valid only if signed by the President of the Company


                              PREVIEW TRAVEL, INC.


                   EMPLOYEE PROPRIETARY INFORMATION AGREEMENT




                                   EXHIBIT C



                            LIST OF PRIOR INVENTIONS